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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                              ECKERD CORPORATION

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON FRIDAY, DECEMBER 6, 1996, UNLESS THE OFFER IS EXTENDED.

  This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, $.01 par value per share (the "Shares"), of Eckerd Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:              By Facsimile:         By Hand/Overnight Courier:

     Midtown Station          (For Eligible          120 Broadway--13th Floor
      P.O. Box 798          Institutions Only)          New York, NY 10271
   New York, NY 10018        (201) 329-8936                    Attn:
          Attn:            Confirm by Telephone            Reorganization
     Reorganization           (201) 296-4209                 Department
       Department

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

  The undersigned hereby tenders to Omega Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of J. C. Penney Company, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 7, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Number of Shares:                          Name(s) of Record Holder(s):
                   ---------------                                       ----
 Certificate Nos. (if                       ---------------------------------
 available):                                     (Please Type or Print)
             ---------------------          Address(es):
                                                         --------------------
----------------------------------
                                            ---------------------------------
 Check ONE box if Shares will be                       (Zip Code)
 tendered by book-entry transfer:           Area Code and Tel. No.:
                                                                    ---------
                                            Signature(s):
 [_] The Depository Trust Company                         -------------------
 [_] Philadelphia Depository
     Trust Company                           ---------------------------------

Account Number:
                -----------------

Date:                      , 1996
      --------------------


                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary the certificates evidencing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.


 Name of Firm:                              ---------------------------------
               -------------------               (Authorized Signature)
 Address:
          ------------------------          Name:
                                                  ---------------------------
 ---------------------------------               (Please Type or Print)
            (Zip Code)
                                            Title:
 Area Code and Tel. No.:                           --------------------------
                         ---------          Date:
                                                  ---------------------------

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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